Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 (File No. 333-119483) of our report dated April 14, 2008 relating to the consolidated financial statements of Striker Oil & Gas, Inc. for the year ended December 31, 2007 that appear in this Form 10-KSB.

/s/ Malone & Bailey, PC

Houston, Texas
07/01/08